Filed Pursuant to Rule 424(b)(2)
Registration No. 333-224830
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
5.125% Subordinated Debentures due 2060	$150,000,000	$16,365

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2)
A registration fee of $16,365 is due for this offering. The “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-224830 on Form S-3ASR.

 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-224830
Prospectus Supplement to Prospectus dated May 10, 2018.
$150,000,000
CNO Financial Group, Inc.
5.125% Subordinated Debentures due 2060

CNO Financial Group, Inc., a Delaware corporation (“CNO”), is offering $150,000,000 aggregate principal amount of 5.125% subordinated debentures due 2060 (the “debentures”).
CNO will pay interest on the debentures on February 25, May 25, August 25 and November 25 of each year, commencing February 25, 2021. CNO may defer interest payments during one or more deferral periods for up to five consecutive years as described in this prospectus supplement.
On or after November 25, 2025, CNO may redeem the debentures, in whole at any time or in part from time to time, at their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption.
CNO may redeem the debentures, in whole, but not in part, at any time prior to November 25, 2025, within 90 days of the occurrence of a “tax event” or a “regulatory capital event” (each as defined in “Description of Debentures — Optional Redemption of the Debentures”), at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.
CNO may redeem the debentures, in whole, but not in part, at any time prior to November 25, 2025, within 90 days of the occurrence of a “rating agency event” (as defined in “Description of Debentures — Optional Redemption of the Debentures”), at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.
The debentures will be unsecured and will rank in right of payment and upon our liquidation junior to all of our current and future Senior Indebtedness (as defined in “Description of Debentures — Subordination”) and will be pari passu with Indebtedness Ranking on a Parity with the Debentures (as defined in “Description of Debentures — Subordination”) on the terms set forth in the indenture pursuant to which the debentures will be issued. The debentures will not be obligations of or guaranteed by any of our subsidiaries. As a result, the debentures will also be structurally subordinated to all debt and other liabilities of our subsidiaries.
Beneficial interests in the debentures will be issued in book-entry form in denominations of $25 and multiples of $25 in excess thereof. The debentures will mature on November 25, 2060.
CNO will apply for the listing of the debentures on the New York Stock Exchange (the “NYSE”) under the symbol “CNO PR A”. If approved for listing, we expect trading of the debentures on the NYSE to commence within 30 days after they are first issued.
See “Risk Factors” beginning on page S-10 to read about important factors you should consider before buying the debentures.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Debenture	Total
Public offering price(1)	$25.0000	$150,000,000.00
Underwriting discount(2)	$00.5108	$3,064,687.50
Proceeds, before expenses, to CNO	$24.4892	$146,935,312.50

(1)
Plus accrued interest, if any, from November 25, 2020 to the date of delivery.

(2)
Reflects $5,625,000 aggregate principal amount of debentures sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per debenture, and $144,375,000 aggregate principal amount of debentures sold to institutional investors, for which the underwriters received an underwriting discount of $0.5000 per debenture. Underwriting discount per debenture is calculated using a weighted average underwriting discount for retail and institutional orders. We refer you to the “Underwriting” section beginning on page S-31 of this prospectus supplement for additional information regarding underwriting compensation.

The underwriters expect to deliver the debentures through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, S.A., and Euroclear Bank S.A./N.V., against payment in New York, New York on November 25, 2020.
Joint Book-Running Managers
BofA Securities RBC Capital Markets Wells Fargo Securities
Co-Managers
Goldman Sachs & Co. LLC KeyBanc Capital Markets
Prospectus Supplement dated November 18, 2020.

Prospectus Supplement
Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters have authorized anyone else to provide you with different or additional information or make any representation other than what is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the debentures in any jurisdiction where the offer and sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus or any document incorporated by reference is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
It is expected that delivery of the debentures will be made against payment therefor on or about November 25, 2020, which will be the fifth business day following the date of pricing of the debentures (such settlement period being herein referred to as T+5). Purchasers of debentures should be aware that the ability to settle secondary market trades of the debentures effected prior to delivery of the debentures may be affected by the T+5 settlement.
ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement, unless otherwise specified or unless the context indicates otherwise, references in this prospectus supplement to:
•
“CNO” or the “holding company” refer only to CNO Financial Group, Inc. on an unconsolidated basis. Prior to its name change in May 2010, CNO was formerly known as Conseco, Inc., a Delaware corporation. CNO became the successor to Conseco, Inc., an Indiana corporation (our “Predecessor”), in connection with our bankruptcy reorganization which became effective on September 10, 2003; and

•
“CNO Financial Group,” the “Company,” “we,” “us,” and “our” refer to CNO and its subsidiaries on a consolidated basis or, when the context requires otherwise, our Predecessor and its subsidiaries on a consolidated basis.

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering of debentures. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
PRESENTATION OF FINANCIAL DATA; NON-GAAP FINANCIAL MEASURES
Unless otherwise specified, the financial data for the Company (other than statutory data) included or incorporated by reference in this prospectus supplement has been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The statutory data included or incorporated by reference in this prospectus supplement has been derived from the statements filed by our insurance subsidiaries with regulatory authorities and prepared in accordance with statutory accounting practices, which vary in certain respects from GAAP. In addition, where so indicated in this prospectus supplement, we have used certain financial measures that are not calculated in accordance with GAAP to assess the financial performance of the Company, including net operating income and debt to total capital ratio (excluding accumulated other comprehensive income). We use such non-GAAP financial measures because we believe that they are meaningful measures of the Company’s performance. Our method of calculating these non-GAAP financial measures may differ from the methods used by other companies and, as a result, the non-GAAP financial measures presented in this prospectus supplement may not be comparable to other similarly titled measures disclosed by other companies. See “Summary — Summary Historical Consolidated Financial and Operating Data.”

S-ii

Prior to 2020, we managed our business through the following operating segments: Bankers Life, Washington National and Colonial Penn, which were defined on the basis of product distribution; long-term care in run-off; and corporate operations, comprised of holding company activities and certain noninsurance company businesses.
In January 2020, we announced a new operating model that changes how we view our operating segments. Instead of the operating business segments described above, we view our operations as three insurance product lines (annuity, health and life) and the investment and fee revenue segments. The new structure creates a leaner, more integrated, customer-centric organization that better positions us for long-term success and shareholder value creation. Our new segments are aligned based on their common characteristics, comparability of profit margins and the way management makes operating decisions and assesses the performance of the business. We began reporting under the new segment structure in the first quarter of 2020. Prior period results presented in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 have been reclassified to conform to the new reporting structure.
For more information, refer to “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations” incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s consolidated financial statements and related notes thereto incorporated by reference into this prospectus supplement.
INDUSTRY AND MARKET DATA
We have obtained some industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus supplement and the documents incorporated by reference regarding our industry and our position in the industry based on estimates made from our experience in the industry and our own investigation of market conditions. We believe these estimates to be accurate as of the date of this prospectus supplement. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that the industry and market data included in, or incorporated by reference into, this prospectus supplement, and estimates and beliefs based on that data, may not be reliable. We cannot, and the underwriters cannot, guarantee the accuracy or completeness of any such information.

S-iii

WHERE YOU CAN FIND MORE INFORMATION
CNO files reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including CNO. CNO’s common stock is listed and trading on the NYSE under the symbol “CNO.” These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005.
We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 with respect to the debentures and certain other securities. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the debentures, reference is made to the registration statement and to the exhibits. Statements in this prospectus supplement about the contents of any contract, agreement or other document are necessarily not complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respect by reference to the document to which it refers.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
In this prospectus supplement, CNO “incorporates by reference” the information that it files with the SEC, which means that CNO can disclose important information to you by referring you to a document that it filed with the SEC. The information so incorporated by reference is considered to be a part of this prospectus supplement, and information that CNO files later with the SEC will automatically update and supersede this information. Any information contained in this prospectus supplement updates and, where applicable, supersedes the information in the documents incorporated by reference herein listed below. CNO incorporates by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any Current Reports on Form 8-K containing any disclosure pursuant to Item 2.02 or Item 7.01 unless otherwise indicated), after the date of this prospectus supplement and until the settlement of the offering of the debentures:
•
Annual Report on Form 10-K for the year ended December 31, 2019;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

•
Portions of our Definitive Proxy Statement on Schedule 14A filed on March 26, 2020 that are incorporated by reference into Part III of our Form 10-K for the fiscal year ended December 31, 2019; and

•
Current Reports on Form 8-K filed on February 19, 2020, May 11, 2020, August 12, 2020 and November 12, 2020.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
CNO will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to CNO at Investor Relations, CNO Financial Group, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032, (317) 817-2893. You may also obtain the documents incorporated by reference into this prospectus supplement as of the date hereof at CNO’s website, www.cnoinc.com. All other information contained on or accessible through CNO’s website is not a part of this document.

S-iv

FORWARD-LOOKING STATEMENTS
Our statements, trend analyses and other information contained in this prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic,” “guidance,” “outlook” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and the changes set forth in the Risk Factors section of the Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference into this prospectus supplement, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
•
the ongoing COVID-19 pandemic and the resulting financial market, economic and other impacts could adversely affect our business, results of operations, financial condition and liquidity;

•
changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products;

•
expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products;

•
general economic, market and political conditions and uncertainties, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so;

•
the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject;

•
our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products;

•
our ability to obtain adequate and timely rate increases on our health products, including our long-term care business;

•
the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries;

•
mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates, changes in the health care market and other factors which may affect the profitability of our insurance products;

•
changes in our assumptions related to deferred acquisition costs or the present value of future profits;

•
the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value;

•
our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service;

•
changes in accounting principles and the interpretation thereof;

•
our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements;

S-v

•
our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems;

•
performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges);

•
our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition;

•
our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs;

•
changes in capital deployment opportunities;

•
our ability to maintain effective controls over financial reporting;

•
our ability to continue to recruit and retain productive agents and distribution partners;

•
customer response to new products, distribution channels and marketing initiatives;

•
our ability to maintain the financial strength ratings of CNO and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital, and the cost of capital;

•
regulatory changes or actions, including: those relating to regulation of the financial affairs of our insurance companies, such as the calculation of risk-based capital and minimum capital requirements, and payment of dividends and surplus debenture interest to us; regulation of the sale, underwriting and pricing of products; and health care regulation affecting health insurance products;

•
changes in the U.S. federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets;

•
availability and effectiveness of reinsurance arrangements, as well as the impact of any defaults or failure of reinsurers to perform;

•
the performance of third party service providers and potential difficulties arising from outsourcing arrangements;

•
the growth rate of sales, collected premiums, annuity deposits and assets;

•
interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

•
events of terrorism, cyber attacks, natural disasters or other catastrophic events, including losses from a disease pandemic or potential adverse impacts from global warming;

•
ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks;

•
completion of this offering; and

•
the risk factors or uncertainties listed from time to time in our filings with the SEC.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
The reporting of risk-based capital (“RBC”) measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

S-vi

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and therefore is not complete and does not contain all the information that you should consider before investing in the debentures. You should read this entire document carefully, including the information under the heading “Risk Factors” and the other information included in, or incorporated by reference into, this prospectus supplement, including our financial statements and related notes, before making an investment decision. See “Incorporation of Certain Information by Reference.”
CNO Financial Group
CNO is a holding company for a group of insurance companies operating throughout the United States that develop, market and administer health insurance, annuity, individual life insurance and other insurance products. We focus on serving the senior and middle-income markets, which we believe are attractive, underserved, high growth markets. We sell our products through three distribution channels: career agents, independent producers (some of whom sell one or more of our product lines exclusively) and direct marketing.
Prior to 2020, we managed our business through the following operating segments: Bankers Life, Washington National and Colonial Penn, which were defined on the basis of product distribution; long-term care in run-off; and corporate operations, comprised of holding company activities and certain noninsurance company businesses.
In January 2020, we announced a new operating model that changes how we view our operating segments. Instead of the operating business segments described above, we view our operations as three insurance product lines (annuity, health and life) and the investment and fee revenue segments. The new structure creates a leaner, more integrated, customer-centric organization that better positions us for long-term success and shareholder value creation. Our new segments are aligned based on their common characteristics, comparability of profit margins and the way management makes operating decisions and assesses the performance of the business. We began reporting under the new segment structure in the first quarter of 2020. Prior period results presented in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 have been reclassified to conform to the new reporting structure.
Our insurance product line segments (including annuity, health and life) include marketing, underwriting and administration of the policies our insurance subsidiaries sell. Under our new operating model, the business written in each of the three product categories through all of our insurance subsidiaries is aggregated allowing management and investors to assess the performance of each product category. When analyzing profitability of these segments, we use insurance product margin as the measure of profitability, which is: (i) insurance policy income; and (ii) net investment income allocated to the insurance product lines; less (i) insurance policy benefits and interest credited to policyholders; and (ii) amortization, non-deferred commissions and advertising expense. Net investment income is allocated to the product lines using the book yield of investments backing the block of business, which is applied to the average insurance liabilities, net of insurance intangibles, for the block in each period.
Income from insurance products is the sum of the insurance margins of the annuity, health and life product lines, less expenses allocated to the insurance lines. It excludes the income from our fee income business, investment income not allocated to product lines, net expenses not allocated to product lines (primarily holding company expenses) and income taxes. Management believes insurance product margin and income from insurance products help provide a better understanding of the business and a more meaningful analysis of the results of our insurance product lines.
Under our new structure, we market our insurance products through the Consumer and Worksite Divisions that reflect the customers served by the Company.
The Consumer Division serves individual consumers, engaging with them on the phone, online, face-to-face with agents, or through a combination of sales channels. This structure unifies consumer capabilities into a single division and integrates the strength of our agent sales forces and industry-leading direct-to-consumer business with proven experience in advertising, web/digital and call center support.

The Worksite Division focuses on worksite and group sales for businesses, associations, and other membership groups, interacting with customers at their place of employment. By creating a dedicated Worksite Division, we bring a sharper focus to this high-growth business while further capitalizing on the strength of our recent acquisition of Web Benefits Design Corporation (“WBD”). Sales in the Worksite Division have been particularly adversely impacted by the COVID-19 pandemic given the challenges of interacting with customers at their place of employment.
The Consumer and Worksite Divisions are primarily focused on marketing insurance products, several types of which are sold in both divisions and underwritten in the same manner. Sales of group underwritten policies are currently not significant, but are expected to increase within the Worksite Division.
We also centralized certain functional areas previously housed in the three business segments, including marketing, business unit finance, sales training and support, and agent recruiting, among others. All policy, contract, and certificate terms, conditions, and benefits remain unchanged.
The investment segment involves the management of our capital resources, including investments and the management of corporate debt and liquidity. Our measure of profitability of this segment is the total net investment income not allocated to the insurance products. Investment income not allocated to product lines represents net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; and (iv) certain expenses related to benefit plans that are offset by special-purpose investment income. Investment income not allocated to product lines includes investment income on investments in excess of average insurance liabilities, investments held by our holding companies, the spread we earn from the Federal Home Loan Bank investment borrowing program and variable components of investment income (including call and prepayment income, adjustments to returns on structured securities due to cash flow changes, income (loss) from company-owned life insurance and variations in income (loss) from alternative investments), net of interest expense on corporate debt.
Our fee and other revenue segment includes the earnings generated from sales of third-party insurance products, services provided by WBD (our wholly owned on-line benefit administration firm) and the operations of our broker-dealer and registered investment advisor.
Expenses not allocated to product lines include the expenses of our corporate operations, excluding interest expense on debt.

Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and our telephone number at this location is (317) 817-6100. Our website is www.cnoinc.com. Information on our website is not part of this prospectus supplement or the accompanying prospectus. Our common stock is listed on the NYSE under the symbol “CNO.”

The Offering
The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the debentures, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference.
Issuer
CNO Financial Group, Inc., a Delaware corporation.
Securities offered
$150 million aggregate principal amount of subordinated debentures due 2060.
Maturity date
November 25, 2060.
Interest
The debentures will bear interest at an annual rate of 5.125%. We will pay interest quarterly in arrears on February 25, May 25, August 25 and November 25 of each year, beginning on February 25, 2021, subject to our right to defer the payment of interest as described under “Optional Interest Deferral” below.
Record Date
We will make interest payments on the debentures to the holders of record at the close of business on February 15, May 15, August 15 and November 15, as the case may be, immediately preceding such February 25, May 25, August 25 and November 25, whether or not a business day. However, interest that we pay on the maturity date or redemption date will be payable to the person to whom the principal will be payable.
Optional Interest Deferral
We have the right on one or more occasions to defer the payment of interest on the debentures for up to five consecutive years (each such period, an “optional deferral period”). During an optional deferral period, interest will continue to accrue at the interest rate on the debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law. See “Description of Debentures — Option to Defer Interest Payments” in this prospectus supplement.
Payment Restrictions Upon Interest
Deferral
If we have exercised our right to defer interest payments on the debentures, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank equally with or junior to the debentures upon our liquidation, dissolution or winding up, subject to certain limited exceptions.
Optional Redemption
We may elect to redeem the debentures:
•
in whole at any time or in part from time to time on or after November 25, 2025, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption;

•
in whole, but not in part, at any time prior to November 25,

2025, within 90 days of the occurrence of a “tax event” or “regulatory capital event” (each as defined in “Description of Debentures — Optional Redemption of the Debentures”) at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; or
•
in whole, but not in part, at any time prior to November 25, 2025, within 90 days of the occurrence of a “rating agency event” (as defined in “Description of Debentures — Optional Redemption of the Debentures”) at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.

For more information and the definitions of “tax event”, “regulatory capital event” and “rating agency event” see “Description of the Debentures — Optional Redemption” in this prospectus supplement.
Subordination; Ranking
The debentures will be unsecured, and will rank in right of payment and upon our liquidation junior to all of our existing and future Senior Indebtedness and will be pari passu with Indebtedness Ranking on a Parity with the Debentures. The debentures will also be structurally subordinated to all liabilities of our subsidiaries.
The debentures do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in right of payment and upon our liquidation to the debentures.
Events of Default
The debentures can only be accelerated upon certain events of our bankruptcy, insolvency, or reorganization. See “Description of Debentures — Events of Default” in this prospectus supplement.
Listing
We intend to apply to list the debentures on the NYSE under the symbol “CNO PR A”. If approved for listing, we expect trading of the debentures on the NYSE to commence within 30 days after they are first issued.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $145.7 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.
Trustee, Registrar and Paying Agent
U.S. Bank National Association.
Governing Law
The debentures will be governed by the laws of the State New York.
Risk Factors
You should carefully consider all information in, or incorporated by reference into, this prospectus supplement. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus supplement for a discussion of risks relating to an investment in the debentures. Please read that section carefully before you decide whether to invest in the debentures.

Summary Historical Consolidated Financial and Operating Data
The following table sets forth summary historical consolidated financial and operating data for CNO Financial Group, Inc. as of the dates and for the periods indicated. We have prepared the summary historical financial and operating data, other than statutory data, in conformity with GAAP (the “GAAP Data”). We have derived the summary GAAP Data: (i) as of December 31, 2019 and 2018 and for the three years ended December 31, 2019 from our audited consolidated financial statements incorporated by reference into this prospectus supplement, and (ii) as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement.
In the opinion of management, the unaudited financial data for interim periods reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year.
We have derived the statutory data from the statements filed by our insurance subsidiaries with regulatory authorities and have prepared the statutory data in accordance with statutory accounting practices, which vary in certain respects from GAAP.
The data should be read in conjunction with the sections entitled “Presentation of Financial Data; Non-GAAP Financial Measures,” “Use of Proceeds” and “Capitalization” included in this prospectus supplement as well as the information set forth under “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations” incorporated by reference from our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019 and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement.
	As of and for the Year Ended December 31,			As of and for the Nine Months Ended September 30,
	2019	2018	2017	2020	2019
Statement of Operations Data:
Insurance policy income	$2,480.9	$2,593.1	$2,647.3	$1,882.3	$1,857.6
Net investment income	1,362.9	1,306.2	1,551.3	831.9	989.8
Net realized investment gains (losses)	28.2	352.1	50.3	(55.4)	23.7
Total revenues	4,015.8	4,313.5	4,297.2	2,744.9	2,946.8
Interest expense	152.3	149.8	123.7	85.5	117.1
Total benefits and expenses	3,741.6	4,578.3	3,816.7	2,544.1	2,780.0
Income (loss) before income taxes	274.2	(264.8)	480.5	200.8	166.8
Income tax expense (benefit)	(135.2)	50.2	304.9	10.8	35.4
Net income (loss)	409.4	(315.0)	175.6	190.0	131.4
Balance Sheet Data – at Period End:
Total investments	$25,580.9	$22,995.4	$27,854.1	$26,817.0	$25,335.4
Total assets	33,630.9	31,439.8	33,110.3	34,569.2	33,279.8
Notes payable – direct corporate obligations(a)	989.1	916.8	914.6	990.1	988.7
Total liabilities	28,953.9	28,068.9	28,262.8	29,485.3	28,726.5
Shareholders’ equity	4,677.0	3,370.9	4,847.5	5,083.9	4,553.3
Statutory Data – at Period End:
Statutory capital and surplus	$1,696.6	$1,652.8	$1,904.4	$1,868.1	$1,695.3
Asset valuation reserve	295.9	233.3	246.8	269.9	261.0

	As of and for the Year Ended December 31,			As of and for the Nine Months Ended September 30,
	2019	2018	2017	2020	2019
Total statutory capital and surplus and asset valuation reserve	1,992.5	1,886.1	2,151.2	2,138.0	1,956.3
Other Key Metrics:
Net operating income(b)	$290.0	$303.1	$300.9	$276.3	$211.4
Debt to total capital ratio (excluding accumulated other comprehensive income)(c)	23.0%	22.3%	20.1%	23.2%	24.1%
Statutory net gain (loss) from operations before net realized capital gains(d)	$308.0	$(337.1)	$362.2	$358.6	$206.3
Aggregate RBC ratio(e)	408%	393%	446%	428%	405%

(a)
Notes payable — direct corporate obligations consist of indebtedness outstanding under our Revolving Credit Facility, our $500 million aggregate principal amount of 5.250% Senior Notes due 2025 (the “2025 Notes”) and our $500 million aggregate principal amount of 5.250% Senior Notes due 2029 (the “2029 Notes”), less unamortized debt issuance costs.

(b)
Net operating income is a non-GAAP measure which is calculated as set forth below.

We present net operating income because management believes that this performance measure is a better indicator of the ongoing businesses and trends in our business. Net operating income is presented as earnings before: (i) loss on reinsurance transaction, including impact of taxes; (ii) net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net of related amortization and taxes; (iii) net change in market value of investments recognized in earnings, net of taxes; (iv) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (v) fair value changes and amendment related to the agent deferred compensation plan, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities. Management believes such measure is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company’s underlying fundamentals. In addition, management uses this non-GAAP financial measure in its budgeting process, financial analysis of segment performance and in assessing the allocation of resources. We believe this non-GAAP financial measure enhances an investor’s understanding of our financial performance and allows them to make more informed judgments about the Company as a whole. This measure also highlights operating trends that might not otherwise be apparent. However, net operating income is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity, or as an alternative to net income as measures of our operating performance or any other measures of performance derived in accordance with GAAP. In addition, net operating income should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Net operating income has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of net operating income are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

The table below reconciles net operating income to net income (loss), the corresponding GAAP measure:
	Year Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
	(dollars in millions)
Operating earnings before taxes	$368.3	$381.2	$454.7	$353.0	$268.0
Tax expense on operating income	78.3	78.1	153.8	76.7	56.6
Net operating income	290.0	303.1	300.9	276.3	211.4
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	2.1	37.9	34.3	(43.7)	(5.0)
Net change in market value of investments recognized in earnings	25.5	(48.8)	15.0	(8.7)	28.1
Fair value changes in embedded derivative liabilities (net of related amortization)	(81.4)	55.5	(2.5)	(95.4)	(94.8)
Fair value changes and amendment related to agent deferred compensation plan	(20.4)	11.9	(12.2)	(13.2)	(22.9)
Loss related to reinsurance transaction(1)	—	(704.2)	—	—	—
Loss on extinguishment of debt	(7.3)	—	—	—	(7.3)
Other	(12.6)	1.7	(8.8)	8.8	.7
Non-operating income (loss) before taxes	(94.1)	(646.0)	25.8	(152.2)	(101.2)
Income tax expense (benefit):
On non-operating income (loss)	(19.8)	(135.7)	9.0	(31.9)	(21.2)
Valuation allowance for deferred taxes and other tax items	(193.7)	107.8	142.1	(34.0)	—
Net non-operating income (loss)	119.4	(618.1)	(125.3)	(86.3)	(80.0)
Net income (loss)	$409.4	$(315.0)	$175.6	$190.0	$131.4

(1)
In September 2018, we completed a long-term care reinsurance transaction (the “Reinsurance Transaction”) pursuant to which our wholly-owned subsidiary, Bankers Life and Casualty Company, entered into an agreement with Wilton Reassurance Company to cede all of its legacy (prior to 2003) comprehensive and nursing home long-term care policies (with statutory reserves of $2.7 billion) through 100% indemnity coinsurance. Such transaction is further described in the note entitled “Summary of Significant Accounting Policies — Reinsurance” to the consolidated financial statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019.

(c)
The debt to total capital ratio (excluding accumulated other comprehensive income) is a non-GAAP financial measure which is calculated as set forth below. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income. Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. However, this measure does not replace the corresponding GAAP measure.

	As of December 31,			As of September 30,
	2019	2018	2017	2020	2019
Debt to Total Capital Ratio:
Notes payable – direct corporate obligations	$989.1	$916.8	$914.6	$990.1	$988.7
Total shareholders’ equity	4,677.0	3,370.9	4,847.5	5,083.9	4,553.3
Total capital	$5,666.1	$4,287.7	$5,762.1	$6,074.0	$5,542.0
Debt to total capital ratio	17.5%	21.4%	15.9%	16.3%	17.8%
Debt to total capital ratio (excluding accumulated other comprehensive income):
Notes payable – direct corporate obligations	$989.1	$916.8	$914.6	$990.1	$988.7
Total shareholders’ equity	4,677.0	3,370.9	4,847.5	5,083.9	4,553.3
Less accumulated other comprehensive income	(1,372.5)	(177.7)	(1,212.1)	(1,801.6)	(1,442.9)
Total capital as adjusted	$4,293.6	$4,110.0	$4,550.0	$4,272.4	$4,099.1
Debt to total capital ratio (excluding accumulated other comprehensive income)	23.0%	22.3%	20.1%	23.2%	24.1%

(d)
Based on statutory accounting practices prescribed or permitted by regulatory authorities for CNO’s insurance subsidiaries after appropriate elimination of intercompany accounts among such subsidiaries. Such accounting practices differ from GAAP.

(e)
Our Revolving Credit Facility requires that we maintain an aggregate RBC ratio in excess of 250%. The aggregate RBC ratio is calculated quarterly as one-half of the ratio of (a) the aggregate Total Adjusted Capital for CNO’s insurance subsidiaries (as defined by the applicable regulator of each of CNO’s insurance subsidiaries), to (b) the aggregate Authorized Control Level Risk-Based Capital for such insurance subsidiaries (as defined by the applicable regulator of each of CNO’s insurance subsidiaries). See “Business of CNO — Governmental Regulation” in our Form 10-K for the year ended December 31, 2019 incorporated by reference herein.

The table below shows the sources of cash and investments held by the holding company, CNO, and the uses for such cash and investments:
	Year Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
	(dollars in millions)
Holding Company Cash Flows, Excluding Capital Transactions
Dividends from insurance subsidiaries	$186.3	$213.9	$357.7	$180.8	$170.3
Management and investment fees	115.5	108.9	108.1	85.8	87.4
Surplus debenture interest	59.9	58.2	56.8	45.1	47.6
Earnings on corporate investments	13.6	14.6	16.6	26.9	11.4
Dividends from non-insurance subsidiaries	8.0	11.0	5.8	35.1	8.0
Other	20.9	7.9	6.1	20.6	19.3
Holding Company Sources of Cash, Excluding Capital Transactions	404.2	414.5	551.1	394.3	344.0
Holding company expenses and other	(59.6)	(72.6)	(62.4)	(60.4)	(45.6)
Intercompany tax settlements	(14.7)	(12.4)	(31.8)	(35.6)	(9.9)
Tax refund (payments)	5.8	(26.0)	(71.3)	(7.1)	5.8
Interest expense	(48.3)	(44.8)	(43.9)	(26.8)	(22.8)
Cash Flow to Holding Company, Excluding Capital Transactions	287.4	258.7	341.7	264.4	271.5
Contribution to insurance subsidiaries(a)	—	(265.0)	—	—	—
Dividend payments to stockholders	(66.9)	(64.8)	(59.6)	(50.4)	(50.5)
Share repurchases	(250.5)	(100.9)	(166.1)	(164.8)	(177.3)
Refinancing transactions, net of related expenses	64.9	—	—	—	64.9
Acquisition of Web Benefits Design Corp.	(68.8)	—	—	—	(68.8)
Net Change in Holding Company Cash	(33.9)	(172.0)	116.0	49.2	39.8
Non-cash changes in investment balances	.2	(4.2)	17.0	—	.2
Cash and investments, beginning of period	220.4	396.6	263.6	186.7	220.4
Cash and Investments, end of period	$186.7	$220.4	$396.6	$235.9	$260.4

(a)
CNO made capital contributions of: $265.0 million in September 2018 related to the Reinsurance Transaction.

RISK FACTORS
Your investment in the debentures involves risks. You should carefully consider the risks described below, the risks described under the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking Statements” in this prospectus supplement where we describe additional uncertainties associated with our business. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.
Risks Relating to Our Indebtedness and the Debentures
The debentures will not be guaranteed by our subsidiaries and, as a result, the debentures will be structurally subordinated to all liabilities of our subsidiaries.
The debentures will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary which we might apply to make payments of principal and interest on the debentures or our other indebtedness.
In the event of any default by any subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate that indebtedness so that all amounts become due and payable prior to that subsidiary distributing amounts to us that could have been used to make payments on the debentures. In addition, if we caused any insurance company subsidiary to pay a dividend to us to pay obligations on the debentures, and that dividend were determined to have been either made in breach of the relevant corporate laws or a fraudulent transfer, holders of the debentures may be required to return the payment to that subsidiary’s creditors. As of September 30, 2020, our subsidiaries had $27.1 billion of investment borrowings, policyholder obligations and other liabilities (excluding intercompany liabilities) that would have been structurally senior to the debentures.
Accordingly, our obligations under the debentures will be structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including insurance policy-related liabilities, and you, as holders of the debentures, should look only to our assets for payment under the debentures.
Our substantial debt obligations could adversely affect our financial condition and prevent us from fulfilling our obligations under the debentures.
We have a significant amount of indebtedness. As of September 30, 2020, on an as adjusted basis after giving effect to this offering, our indebtedness would have been $1.1 billion.
Subject to the limits contained in agreements governing our outstanding indebtedness, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Our high level of debt could have important consequences to the holders of the debentures, including the following:
•
making us more vulnerable to unfavorable economic conditions and a reduction in our revenues;

•
making it more difficult for us to satisfy our obligations with respect to the debentures, the 2025 Notes, the Revolving Credit Facility, the 2029 Notes and our other debt;

•
limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

•
requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•
increasing our vulnerability to general adverse economic and industry conditions;

•
limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•
exposing us to the risk of increased interest rates under certain of our borrowings, including borrowings under our revolvers, which are at variable rates of interest;

•
limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy, or other purposes, including incurring additional indebtedness;

•
making it more difficult for us to pursue strategic acquisitions, joint ventures, alliances and collaborations;

•
placing us at a disadvantage compared to other, less leveraged competitors; and

•
increasing our cost of borrowing.

Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Some of these factors are beyond our control. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we may be required to refinance our debt or to dispose of assets to obtain funds for such purpose. We cannot assure you that debt refinancing or asset dispositions could be completed on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of our debt instruments.
The indenture under which the debentures will be issued will contain covenants that restrict our and certain of our subsidiaries’ ability to consolidate, merge with, or convey, transfer or lease substantially all of their assets to, another person, and the indenture governing the 2029 Notes also includes covenants that restrict our and certain of our subsidiaries’ ability to incur liens, dispose of capital stock of our insurance subsidiaries or to enter into sale and leaseback transactions and the indenture governing the 2025 Notes also limits the ability of certain of our subsidiaries to incur indebtedness without also guaranteeing the 2025 Notes. Our failure to comply with any of these covenants could result in the acceleration of our outstanding indebtedness. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient additional funds to refinance our debt. Even if new financing is made available to us, it may not be available on acceptable or reasonable terms. An acceleration of our indebtedness would impair our ability to operate as a going concern.
Our obligations under the debentures will be subordinated.
Our payment obligation under the debentures will be unsecured and will rank junior in right of payment and upon our liquidation to all of our Senior Indebtedness on the terms set forth in the indenture pursuant to which the debentures will be issued. We, therefore, cannot make any payments on the debentures, if (i) we have defaulted on the payment of any of our Senior Indebtedness and the default is continuing, (ii) the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated as a result of a default and the default is continuing and such acceleration has not been rescinded or annulled or (iii) we have filed for bankruptcy or are liquidating, dissolving or winding-up or in receivership, and our Senior Indebtedness has not been repaid in full.
As of September 30, 2020, we had approximately $1.0 billion in outstanding Senior Indebtedness and no Indebtedness Ranking on a Parity with the Debentures. The indenture pursuant to which the debentures will be issued does not place any limit on the amount of liabilities that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the debentures.

We are an insurance holding company and, therefore, may not be able to receive dividends in amounts needed to service our debt.
As an insurance holding company, our principal assets are the shares of capital stock of our insurance company subsidiaries. We have to rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations and for paying corporate expenses. The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as the regulatory restrictions. As each of the immediate insurance company subsidiaries of CDOC, Inc., our direct wholly owned subsidiary, has significant negative earned surplus, any dividend payments from these subsidiaries would require the prior approval of the director or commissioner of the applicable state insurance department. As a result, we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations under the debentures.
We and our subsidiaries may be able to incur substantial additional debt. This could further exacerbate the risks associated with our current debt levels.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Indenture and our other agreements governing our debt do not prohibit us or our subsidiaries from incurring additional debt. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify and our ability to satisfy our obligations with respect to the debentures could be adversely affected.
We can defer interest payments on the debentures for one or more periods of up to five years each. This may affect the market price of the debentures.
So long as there is no event of default with respect to the debentures, we may defer interest payments on the debentures, from time to time, for one or more optional deferral periods of up to five consecutive years. At the end of an optional deferral period, if all amounts due are paid, we could start a new optional deferral period of up to five consecutive years. During any optional deferral period, interest on the debentures would be deferred but would accrue additional interest at a rate equal to the interest rate on the debentures, to the extent permitted by applicable law. No optional deferral period may extend beyond the maturity date of the debentures. See “Description of Debentures — Option to Defer Interest Payments.”
If we exercise our right to defer interest payments, the debentures may trade at a price that does not fully reflect the value of accrued and unpaid interest on the debentures or that is otherwise less than the price at which the debentures may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the debentures is likely to be affected and may be more volatile than other securities that do not have these rights.
If we do defer interest on the debentures and you sell your debentures during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its debentures until we pay the deferred interest at the end of the applicable deferral period.
A holder of the debentures will not have rights of acceleration in the case of payment defaults or other breaches of covenants.
The only event of default under the Indenture consists of specific events of our bankruptcy, insolvency or receivership. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the Indenture.
To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.
Our ability to make payments on and to refinance our indebtedness, including the 2025 Notes and the 2029 Notes, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control.
If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us to pay our indebtedness, including the debentures, or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the debentures, on or before the respective maturity dates thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to complete any of these actions, if necessary, on commercially reasonable terms or at all. A downturn in the economy, as a result of the ongoing COVID-19 pandemic or otherwise, will put increasing pressure on our revenue, cash flows and operating margins and consequently our ability to service our substantial debt. In addition, our ongoing restructuring activities will require certain cash outlays that may put further pressure on our cash flows.
Our ability to restructure or refinance our indebtedness, including the debentures, will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the debentures.
Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition, and we may not be able to make payments on the debentures.
Any default under any of the agreements relating to our outstanding indebtedness and the remedies sought by the holders of such indebtedness could prevent us from paying principal, premium, if any, and interest on the debentures and substantially decrease the market value of the debentures. Additionally, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. Upon acceleration of certain of our other indebtedness, holders of debentures could declare all amounts outstanding under the debentures immediately due and payable. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure any of our secured indebtedness, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, although not applicable to the debentures, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.
If we defer interest payments on the debentures, there will be U.S. federal income tax consequences to holders of the debentures.
If we were to defer interest payments on the debentures, the debentures would be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consideration”) would be required to include such stated interest in income as it accrues, regardless of such U.S. holder’s regular method of accounting, using a constant yield method, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the debentures as taxable income.
If holders of the debentures sell their debentures before the record date for the payment of interest at the end of an optional deferral period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the optional deferral period. Moreover, amounts that a U.S. holder was required to include in income in respect of the debentures during the optional deferral period will be added to such holder’s adjusted tax basis in the debentures, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale, exchange, redemption or other taxable disposition of a debenture is less than the U.S. holder’s adjusted tax basis in such debenture, the holder will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Considerations — U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Debentures.”
Rating agencies may change their practices for rating the debentures, which change may affect the market price of the debentures. In addition, we may redeem the debentures if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the debentures.
The rating agencies that currently publish a rating for us, including Moody’s Investors Service, Inc., S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and A.M. Best Company, Inc., may, from time to time in the future, change the way they analyze securities with features similar to the debentures. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the debentures. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the debentures are subsequently lowered, that could have a negative impact on the trading price of the debentures. In addition, we may redeem the debentures before November 25, 2025 at our option, in whole, but not in part, within 90 days of a rating agency amending, clarifying or changing the criteria used to assign equity credit for securities such as the debentures, which amendment, clarification or change results in (i) the shortening of the length of time the debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the debentures; or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the debentures. See “Description of Debentures — Optional Redemption of the Debentures.”
The debentures may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.
We may redeem the debentures at our option, in whole at any time or in part, on or after November 25, 2025, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, we may redeem the debentures in whole, but not in part, before November 25, 2025 within 90 days of a “tax event” or a “regulatory capital event”. In each of these cases, the redemption price will be 100% of the principal amount of such debentures being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. We may also redeem the debentures before November 25, 2025 at our option, in whole, but not in part, within 90 days of a “rating agency event”. In this event, the redemption price will be equal to 102% of the aggregate principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of Debentures — Optional Redemption of the Debentures.” If we exercise any of these rights, you may not be able to reinvest the money you receive upon a redemption at a rate that is equal to or higher than the rate of return on the debentures.
Federal and state statutes allow courts, under specific circumstances, to void the debentures.
Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the debentures could be voided, or claims in respect of the debentures could be subordinated to all of our other debts if, among other things, we, at the time we incurred the indebtedness evidenced by the debentures:
•
were insolvent or rendered insolvent by reason of such indebtedness;

•
were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital;

•
intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

In addition, any payment by us pursuant to the debentures could be voided and required to be returned to us, or to a fund for the benefit of our creditors. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:
•
the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all of our assets;

•
if the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•
we could not pay our debts as they become due.

Although we believe that we are not insolvent, do not have unreasonably small capital for the business in which we are engaged and have not incurred debts beyond our ability to pay such debts as they mature, there can be no assurance as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.
There may not be a public market for the debentures.
We will apply to list the debentures on the NYSE under the symbol “CNO PR A”. If approved for listing, we expect trading of the debentures on the NYSE to commence within 30 days after they are first issued. The listing of the debentures will not necessarily ensure that an active trading market will be available for the debentures or that you will be able to sell your debentures at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the debentures will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the debentures may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.
Changes in our credit ratings or the debt markets could adversely affect the market price of the debentures.
The market price for the debentures depends on many factors, including, among other things:
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our credit ratings with major credit rating agencies, including with respect to the debentures;

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the prevailing interest rates being paid by other companies similar to us;

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our operating results, financial condition, financial performance and future prospects;

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our election to defer interest payments on the debentures (see — “We can defer interest payments on the debentures for one or more periods of up to five years each. This may affect the market price of the debentures.”); and

•
economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including the ongoing COVID-19 pandemic and the related impact on the U.S. and global economies, continuing market volatility and uncertainty about the strength and speed of recovery in the U.S. and other key economies, and the ongoing extremely low interest rate environment.

The price of the debentures may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the debentures.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the debentures.

USE OF PROCEEDS
We estimate that the aggregate net proceeds from this offering, after deducting the underwriters’ discounts and estimated offering expenses payable by us, will be approximately $145.7 million.
We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION
The following table sets forth CNO’s cash and investments and our consolidated total capitalization as of September 30, 2020:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering.

This table should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, incorporated herein by reference.
	As of September 30, 2020
	Actual	As Adjusted
	(dollars in millions)
CNO’s cash and investments	$235.9	$381.6
Debt:
5.250% Senior Notes due 2025	500.0	500.0
5.250% Senior Notes due 2029	500.0	500.0
Revolving Credit Facility	—	—
Debentures offered hereby	—	150.0
Unamortized debt issue costs	(9.9)	(14.2)
Total debt	990.1	1,135.8
Shareholders’ equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized; 138,931,352 shares issued and outstanding)	1.4	1.4
Additional paid-in capital	2,623.4	2,623.4
Accumulated other comprehensive income	1,801.6	1,801.6
Retained earnings	657.5	657.5
Total shareholders’ equity	5,083.9	5,083.9
Total capitalization	$6,074.0	$6,219.7

DESCRIPTION OF DEBENTURES
We will issue the debentures under an indenture dated June 12, 2019, between itself and U.S. Bank National Association, a national banking association, as trustee, as supplemented by a second supplemental indenture dated November 25, 2020 (as so supplemented, the “Indenture”), between itself and U.S. Bank National Association, as trustee of the debentures. The terms of the debentures include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This description of debentures is intended to be an overview of the material provisions of the debentures and the Indenture. Since this description of debentures is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights. A copy of the Indenture is available upon request from us.
The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” When used in this section, the terms “CNO,” “the Company,” “we,” “our” and “us” refer solely to CNO Financial Group, Inc. and not to its Subsidiaries.
General
The debentures will be issued as subordinated debt securities under the indenture and will be limited in aggregate principal amount to $150 million. The debentures will be issued only in denominations of $25 and multiples of $25 in excess thereof. Payments of principal of, and interest on, the debentures will be made in U.S. dollars. The provisions of the indenture pertaining to satisfaction and discharge of the indenture, defeasance, covenant defeasance and unclaimed moneys will apply to the debentures.
We may, without notice to or consent of the holders of the debentures, re-open and issue additional 5.125% Subordinated Debentures due 2060 having the same ranking, interest rate, maturity date and other terms as the debentures of such series being offered by this prospectus supplement, provided that the additional debentures are fungible with the debentures being offered in this prospectus supplement for U.S. federal income tax purposes. Any additional debentures, together with the debentures offered by this prospectus supplement, will constitute a single series of debt securities under the indenture. The debentures and the indenture under which the debentures will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us.
Subordination
The debentures will be unsecured, and will rank in right of payment and upon our liquidation junior to all of our current and future Senior Indebtedness, including our 2025 Notes and our 2029 Notes and will rank pari passu with any other future Indebtedness Ranking on a Parity with the Debentures, and, in each case in the manner set forth below. The debentures will also be structurally subordinated to all debt and other liabilities of our subsidiaries.
Upon any payment or distribution of assets to creditors upon any receivership, liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, or similar proceedings, the holders of Senior Indebtedness will first be entitled to receive payment in full in cash or other satisfactory consideration of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the debentures will be entitled to receive or retain any payment in respect thereof.
In the event of the acceleration of the maturity of the debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full in cash or other satisfactory consideration of all such Senior Indebtedness before the holders of the debentures will be entitled to receive or retain any payment in respect of the debentures.
In the event and during the continuation of any default in any payment with respect to any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated because of a default, then, unless and until such default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, then no payments on account of principal or premium, if any, or interest or additional amounts, if any, in respect of the debentures may be made, in each case unless and until all amounts due or to become due on such Senior Indebtedness are paid in full in cash or other satisfactory consideration.
As of September 30, 2020, we had approximately $1.0 billion in outstanding Senior Indebtedness and no Indebtedness Ranking on a Parity with the debentures. In addition, the debentures will be structurally subordinate to all liabilities of our subsidiaries. As of September 30, 2020, our subsidiaries had approximately $27.1 billion of investment borrowings, policyholder obligations and other liabilities (excluding intercompany liabilities). See “Risk Factors — Risks Relating to Our Indebtedness and the Debentures — The debentures will not be guaranteed by our subsidiaries and, as a result, the debentures will be structurally subordinated to all liabilities of our subsidiaries.” Senior Indebtedness does not include obligations to trade creditors created or assumed by us in the ordinary course of business, which will rank pari passu with the debentures in right of payment upon liquidation.
“Senior Indebtedness” shall mean all Indebtedness, whether outstanding on the date of the first issuance of the debentures or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.
“Indebtedness Ranking on a Parity with the Debentures” shall mean Indebtedness, whether outstanding on the date of the first issuance of the debentures or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the debentures in right of payment upon our dissolution, winding-up, liquidation, reorganization or similar events. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Debentures.
“Indebtedness Ranking Junior to the Debentures” shall mean any Indebtedness, whether outstanding on the date of the first issuance of the debentures or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the debentures (and any Indebtedness Ranking on a Parity with the Debentures) in right of payment upon our dissolution, winding-up, liquidation, reorganization, or similar events. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Debentures.
“Indebtedness” shall mean (a) any obligation of, or any obligation guaranteed by, us for which we are responsible or liable as obligor or otherwise including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against us and whether or not allowed as a claim in bankruptcy or similar proceedings) for (i) indebtedness for money borrowed, (ii) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (iii) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (v) all obligations under “keep-well” agreements required by insurance regulators or (vi) any obligation referred to in (i) through (v) above of other persons secured by any lien on any property or asset of the Company and (b) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts) swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the first issuance of the debentures or thereafter created, assumed or incurred.
Maturity
The debentures will mature on November 25, 2060.
Interest
Subject to applicable law and subject to any optional deferral period, as described below, interest on the debentures will accrue at an annual rate equal to 5.125%, and will be payable quarterly in arrears on February 25, May 25, August 25 and November 25 of each year, beginning on February 25, 2021, each of which we refer to as an interest payment date, to the record holders at the close of business on the preceding February 15, May 15, August 15 and November 15, as applicable, whether or not a business day. However, interest that we pay on the maturity date or a redemption date will be payable to the person to whom the principal will be payable.
Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay).
Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the debentures until paid. References to “interest” include interest accruing on the debentures, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable and in each case to the extent permitted by applicable law.
Option to Defer Interest Payments
So long as no event of default with respect to the debentures has occurred and is continuing, we may, on one or more occasions, defer interest payments on the debentures for one or more optional deferral periods of up to five consecutive years without giving rise to an event of default under the terms of the debentures. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration or redemption of the debentures. During an optional deferral period, interest will continue to accrue on the debentures, and deferred interest payments will accrue additional interest at the same rate, compounded quarterly as of each interest payment date to the extent permitted by applicable law. During an optional deferral period, we will be prohibited from paying current interest on the debentures until we have paid all accrued and unpaid deferred interest plus any accrued interest thereon. No interest otherwise due during an optional deferral period will be due and payable on the debentures until the end of such optional deferral period except upon an acceleration or redemption of the debentures during such deferral period.
At the end of five years following the commencement of an optional deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest. If, at the end of any optional deferral period, we have paid all deferred interest due on the debentures, including compounded interest, we can again defer interest payments on the debentures as described above.
We will provide to the trustee and the holders of debentures written notice of any deferral of interest at least three and not more than 60 business days prior to the applicable interest payment date. We have no present intention of exercising our right to defer payments of interest.
Payment Restrictions During a Deferral Period
After the commencement of an optional deferral period until we have paid all accrued and unpaid interest on the debentures, we will not, and will not permit any of our subsidiaries to:
•
declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock);

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make any payment of principal, interest or premium on or repay, repurchase or redeem any Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures; or

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make any guarantee payments with respect to any guarantee by us of any securities of any of our subsidiaries if such guarantee ranks pari passu with or junior in right of payment to the debentures;

other than:
•
dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our capital stock where the dividend stock or stock issuable upon exercise of such options, warrants or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;
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any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

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as a result of a reclassification of any series or class of our capital stock or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

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the purchase of fractional interests in shares of our capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

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purchases or acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of directors, officers, agents, consultants or employees or our satisfaction of our obligations under any dividend reinvestment plan or our director, officer, agent, consultant or employee stock purchase plans;

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any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our Indebtedness for any class or series of our capital stock;

•
purchases or acquisitions of shares of our capital stock in connection with our satisfaction of our obligations under any contract or security entered into before commencement of the optional deferral period; and

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(i) payment of current or deferred interest on our Indebtedness Ranking on a Parity with the Debentures made pro rata to the amounts due on our Indebtedness Ranking on a Parity with the Debentures and the debentures and (ii) payment of principal or current or deferred interest on our Indebtedness Ranking on a Parity with the Debentures that, if not made, would cause us to breach the terms of the instrument governing such Indebtedness Ranking on a Parity with the Debentures.

Optional Redemption of the Debentures
We may redeem the debentures in increments of $25 principal amount:
•
in whole at any time or in part from time to time on or after November 25, 2025, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption;

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in whole, but not in part, at any time prior to November 25, 2025, within 90 days of the occurrence of a “tax event” or a “regulatory capital event” at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; or

•
in whole, but not in part, at any time prior to November 25, 2025, within 90 days of the occurrence of a “rating agency event,” at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest (including compounded interest, if any) to but excluding the date of redemption.

“Tax event” means that we will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any:
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amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

•
official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or

•
threatened challenge asserted in writing in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against us or becomes publicly known on or after the original issue date of the debentures, there is more than an insubstantial increase in the risk that interest accruable or payable by us on the debentures is not, or will not be, deductible by us in whole or in part, for U.S. federal income tax purposes.
“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the debentures, which amendment, clarification or change results in (a) the shortening of the length of time the debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the debentures; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the debentures.
“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the full principal amount of the debentures would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.
If less than all of the debentures are to be redeemed, the principal amount of such debentures held by each beneficial owner of such debentures to be redeemed will be selected in accordance with the procedures of the depository. The debentures and portions of debentures will be selected in amounts of $25 and multiples of $25 in excess of $25. If the debentures are held in definitive form, the trustee will so select by lot.
Notice of any redemption will be transmitted at least 10 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof called for redemption.
Events of Default
The events of default set forth under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus shall not apply to the debentures.
An event of default with respect to the debentures will occur only upon certain events of our bankruptcy, insolvency or receivership (as specified in the Indenture).
The Indenture refers to breaches that are not events of default as defaults. They include, among other things:
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the failure to pay interest, including compounded interest, in full on any debentures for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period if such deferral period has not ended prior to the conclusion of such five-year period;

•
the failure to pay principal of or premium, if any, on, or additional amounts with respect to, the debentures when due; or

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the failure to comply with our covenants or agreements under the Indenture or the debentures.

A default also includes, for example, a failure to pay interest when due if we do not give a timely written notice of our election to commence or continue a deferral period. If we do not give a timely written notice of our election to commence or continue a deferral period and fail to pay interest when due, any holder of debentures may seek to enforce our obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an event of default as described above.
If we do give a timely written notice of our election to commence or continue a deferral period on any interest payment date (and, if such notice continues a deferral period, the deferral period has not continued for five years), then no default arises from our non-payment of interest on such interest payment date.
The Indenture provides that the trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default in payment on the debentures, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.
If an event of default under the Indenture occurs, the entire principal amount of the debentures will automatically become due and payable without any declaration or other action on the part of the trustee or any holder of the debentures. There is no right of acceleration in the case of any payment default or other breaches of covenants under the Indenture or the debentures. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the debentures including any compound interest (and, in the case of payment of deferred interest, such failure to pay will have continued for 30 calendar days after the conclusion of the deferral period), the holder of a debenture may, or, if directed by the holders of a majority in principal amount of the debentures, the trustee will, subject to the conditions set forth in the Indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.
The holders of a majority in aggregate principal amount of the outstanding debentures may waive any past default, except:
•
a default in payment of principal or interest, or any additional amounts; or

•
a default under any provision of the Indenture that itself cannot be modified or amended without the consent of the holders of all outstanding debentures.

The holders of a majority in principal amount of the debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the Indenture.
We are required to deliver a written statement to the trustee each year that states, to the knowledge of the officer making such statement, whether we have complied with all conditions and covenants under the terms of the Indenture.
The trustee will have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any holders of the debentures pursuant to the Indenture in connection with any default, unless such remedies are available under the Indenture and the trustee is directed to exercise such remedies by the holders of a majority in principal amount of the debentures pursuant to and subject to the conditions of the Indenture. In connection with any such exercise of remedies, the trustee will be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such default were an event of default.
Transfer
No service charge will be made for any registration of transfer or exchange of debentures, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Listing
We intend to apply to list the debentures on the NYSE under the symbol “CNO PR A”. If the application is approved, we expect trading of the debentures on the NYSE to begin within 30 days after they are first issued.

Agreement by Holders to Treat Debentures as Indebtedness for Tax Purposes
Each holder of the debentures will, by accepting the debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the debentures constitute indebtedness and will treat the debentures as indebtedness for all U.S. federal, state and local tax purposes.
The Trustee
U.S. Bank National Association is the trustee. Subject to the provisions of the Trust Indenture Act of 1939, as amended, the trustee is under no obligation to exercise any of its powers vested in it by the Indenture at the request of any holder of the debentures unless the holder offers the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. We have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates.
The trustee may resign or be removed with respect to one or more series of debt securities under the Indenture, and a successor trustee may be appointed to act with respect to such series.
No Personal Liability of Stockholders, Partners, Officers or Directors
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the debentures or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of debentures by accepting a debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debentures.
Governing Law
The Indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York.
Payment and Paying Agent
We will pay principal of, and any premium, interest and additional amounts on the debentures by wire transfer of immediately available funds or, at our option, by check mailed to the registered holder.
All moneys we pay to a paying agent of the trustee for the payment of principal of, or any premium, interest or additional amounts on, a debenture which remains unclaimed at the end of two years will be repaid to us, and the holder of the debenture may then look only to us for payment.
The trustee will act as paying agent for the debentures.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debentures. It is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to debentures that are held as “capital assets,” within the meaning of the Code, by a holder (as defined below) who purchases debentures in the initial offering at their “issue price” (i.e., the first price at which a substantial amount of the debentures is sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).
This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons holding the debentures as part of a “straddle,” “hedge,” “conversion” or other integrated transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, holders who mark securities to market for U.S. federal income tax purposes, or taxpayers that purchase or sell debentures as part of a wash sale for tax purposes). This discussion does not address any state, local or foreign tax consequences, any U.S. federal estate, gift or alternative minimum tax consequences, or the consequences of the Medicare Contribution Tax on investment income or the potential application of the income accrual rules set forth in Section 451(b) of the Code.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of a debenture that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of source; or

•
a trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a domestic trust.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a debenture that is not a “U.S. holder,” and “holders” refers to U.S. holders and non-U.S. holders. Neither the term “non-U.S. holder” nor the term “U.S. holder” includes an entity or arrangement treated as a partnership for U.S. federal income tax purposes. If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debentures, the tax treatment of a partner in such partnership will generally depend upon the status and activities of such partnership and the partner. Prospective holders that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisors regarding the U.S. federal income tax consequences to them and their partners of holding the debentures.
Persons considering the purchase of the debentures should consult their tax advisors with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.
Classification of the Debentures
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the debentures. Based upon an analysis of the relevant facts and circumstances, including certain assumptions, Willkie Farr & Gallagher LLP, our special tax counsel, is of the opinion that under applicable law as of the issue date of the debentures, the debentures should be treated as indebtedness of CNO for U.S. federal income tax purposes (although there is no controlling authority directly on point). Such opinion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS or a court will agree with such opinion. No ruling is being sought from the IRS on any of the issues discussed herein. If the IRS were successfully to challenge the classification of the debentures as indebtedness, interest payments on the debentures would be treated for U.S. federal income tax purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of non-U.S. holders, interest payments treated as dividends would generally be subject to withholding of U.S. federal income tax, except to the extent provided by an applicable income tax treaty or to the extent such dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Holders should consult their own tax advisors regarding the tax consequences that will arise if the debentures are not treated as indebtedness for U.S. federal income tax purposes.
We agree, and by acquiring an interest in a debenture each beneficial owner of a debenture agrees, to treat the debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.
U.S. Holders
Interest Income
It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the debentures will not be issued with OID for U.S. federal income tax purposes.
U.S. Treasury Regulations provide that the possibility that interest on the debentures might be deferred could result in the debentures being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the U.S. Treasury Regulations in part because our exercise of the option to defer payments of stated interest on the debentures would generally prevent us from:
•
declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring, or making a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock);

•
making any payment of principal, interest or premium on or repaying, repurchasing or redeeming any Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures; or

•
making any guarantee payments with respect to any guarantee by us of any securities of any of our subsidiaries if such guarantee ranks pari passu with or junior in right of payment to the debentures;

and therefore that the possibility of such deferral will not result in the debentures being treated as issued with OID. Accordingly, interest paid on the debentures should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable U.S. Treasury Regulations, and there can be no assurance that the IRS or a court will agree with our position.
If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the debentures would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a U.S. holder would be required to include interest in income as it accrued, regardless of the holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual, before such U.S. holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the debentures as taxable income.

Any such accrued interest included in income would increase a U.S. holder’s adjusted tax basis in its debenture, and its actual receipt of cash interest payments would reduce such adjusted tax basis.
Sale, Exchange, Redemption or Other Taxable Disposition of Debentures
Upon the sale, exchange, redemption or other taxable disposition of a debenture, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued and unpaid interest not previously included in the U.S. holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other taxable disposition and such U.S. holder’s adjusted tax basis in the debenture. Assuming that interest payments on the debentures are not deferred and that the debentures are not treated as issued with OID, a U.S. holder’s adjusted tax basis in a debenture generally will be its initial purchase price. If the debentures are treated as issued or reissued with OID, a U.S. holder’s adjusted tax basis in a debenture generally will be its initial purchase price, increased by OID previously includible in such U.S. holder’s gross income to the date of disposition and decreased by payments received on the debenture since and including the date that the debenture was treated as issued with OID. Gain or loss recognized on a disposition of a debenture generally will be capital gain or loss and generally will be long-term capital gain or loss if the debenture had been held for more than one year. A non-corporate U.S. holder generally is entitled to preferential treatment for net long-term capital gains. The ability of a U.S. holder to deduct capital losses is limited.
Non-U.S. Holders
Interest Income
Subject to the discussion below concerning backup withholding and FATCA (as defined below), payments of principal and interest (including OID, if applicable) with respect to a debenture held by or for a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that, in the case of amounts treated as interest, (i) such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-U.S. holder is not a controlled foreign corporation, within the meaning of Section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership within the meaning of Section 864(d)(4) of the Code, (iii) such non-U.S. holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business, and (iv) such non-U.S. holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN, Form W-8BEN-E, or other applicable Form W-8.
A non-U.S. holder that does not qualify for an exemption from U.S. federal withholding tax under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate provided that we, or our paying agent, receive appropriate documentation (generally an IRS Form W-8BEN or W-8BEN-E) certifying that such holder is eligible for treaty benefits) on payments of interest (including OID, if applicable) on the debentures, unless such interest (including OID, if applicable) is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. If interest (including OID, if applicable) on the debentures is effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a permanent establishment in the United States), such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons (as defined in the Code) generally (and, with respect to corporate holders, may also be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) on such effectively connected income). If interest (including OID, if applicable) is subject to U.S. federal income tax on a net income basis in accordance with the preceding sentence, such payments (or accruals of OID, if any) will not be subject to U.S. federal withholding tax so long as the non-U.S. holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).
Sale, Exchange, Redemption or Other Taxable Disposition of Debentures
Subject to the discussion below concerning backup withholding and FATCA (as defined below), any gain realized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of the debentures generally will not be subject to U.S. federal income tax, unless (1) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case such holder will be taxed on such gain on a net income basis generally in the same manner as if it were a United States person (as defined in the Code) (and a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above with respect to such gain) or (2) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the non-U.S. holder will be subject to a tax, currently at a rate of 30% (unless reduced by an applicable income tax treaty), on the excess, if any, of such gain plus all other U.S. source capital gains recognized during the same taxable year over the non-U.S. holder’s U.S. source capital losses recognized during such taxable year (provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses).
Additional Withholding Requirements
Pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (“FATCA”), we may be required to withhold U.S. tax at the rate of 30% on payments of interest (including OID, if any) made to non-U.S. financial institutions and certain other non-U.S. non-financial entities that fail to comply with certain information reporting obligations. Non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in the debentures.
Current provisions of the Code and U.S. Treasury Regulations that govern FATCA treat gross proceeds from the sale or other disposition of debt obligations that can produce U.S.-source interest (such as the debentures) as subject to FATCA withholding after December 31, 2018. However, under proposed U.S. Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding.
Backup Withholding and Information Reporting
Backup withholding and information reporting requirements generally apply to interest (including OID, if any) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. holders. A U.S. holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a non-U.S. holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a debenture if the statement generally described above under the heading “— Non-U.S. Holders — Interest Income” has been received by the payor and it does not have actual knowledge or reason to know that such non-U.S. Holder is a United States person, as defined under the Code, or such non-U.S. holder otherwise establishes an exemption. Withholding agents must nevertheless report to the IRS and to each non-U.S. holder the amount of interest (including OID, if applicable) paid with respect to the debentures held by such non-U.S. holder and the rate of withholding (if any) applicable to such non-U.S. holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the debentures. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets”, within the meaning of 29 C.F.R. Section 2510.3 101 (as modified by Section 3(42) of ERISA) (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).
The acquisition of the debentures by a plan with respect to which we or certain of our affiliates are or become a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those debentures are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). The U.S. Department of Labor has also issued certain prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the debentures. These exemptions include:
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PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•
PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

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PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

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PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•
PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

Each of these PTCEs contains conditions and limitations on its application. Thus, the fiduciaries of a plan that is considering acquiring and/or holding the debentures in reliance of any of these, or any other, PTCEs should carefully review the conditions and limitations of the PTCE and consult with their counsel to confirm that it is applicable. There can be no, and we do not provide any, assurance that any PTCE or any other exemption will be available with respect to any particular transaction involving the debentures.
Any purchaser or holder of debentures or any interest therein will be deemed to have represented by its purchase and holding of the debentures that it either (1) is not a plan and is not purchasing those debentures on behalf of or with “plan assets” of any plan or (2) with respect to the purchase or holding is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or another applicable exemption for prohibited transactions under Section 406 of ERISA or Section 4975 of the

Code. In addition, any purchaser or holder of debentures or any interest therein which is a non-ERISA arrangement will be deemed to have represented by its purchase or holding of the debentures that its purchase and holding will not constitute or result in a non-exempt violation of the provisions of any similar law.
Neither we, nor any underwriter, nor any of our respective affiliates (the “transaction parties”) are undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, in connection with the decision by a plan to purchase or hold the debentures. All communications, correspondence and materials from the transaction parties with respect to the debentures are intended to be general in nature and are not directed at any specific purchaser of the debentures, and do not constitute advice regarding the advisability of investment in the debentures for any specific purchaser. The decision to purchase and hold the debentures must be made solely by each prospective plan purchaser on an arm’s length basis.
The foregoing discussion is general in nature and is not intended to be all-inclusive, nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing debentures on behalf of or with “plan assets” of any plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable. The sale of a debenture to a plan is in no respect a representation by any transaction party or any of their respective representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan or that such investment is appropriate for any such plan.

UNDERWRITING
CNO and the underwriters for the offering named below have entered into an underwriting agreement with respect to the debentures. Subject to certain conditions, each underwriter named below, for whom BofA Securities, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives, has severally agreed to purchase the principal amount of debentures indicated in the following table.
Underwriters	Principal Amount of Debentures
BofA Securities, Inc.	$37,500,000
RBC Capital Markets, LLC	$37,500,000
Wells Fargo Securities, LLC	$37,500,000
Goldman Sachs & Co. LLC	$18,750,000
KeyBanc Capital Markets Inc.	$18,750,000
Total	$150,000,000
The underwriters are committed to take and pay for all of the debentures being offered, if any are taken.
The underwriters propose to offer the debentures directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. Debentures sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $0.500 per debenture for debentures sold to retail investors (or $0.300 per debenture for debentures sold to institutional investors). The underwriters may allow, and dealers may reallow, a concession not to exceed $0.450 per debenture on sales to other dealers. After the initial offering of the debentures to the public, the representatives may change the public offering price and concessions.
The debentures are a new issue of securities with no established trading market. CNO has been advised by the underwriters that one or more of the underwriters intend to make a market in the debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures.
We have agreed for a period from the date of this prospectus supplement through and including the date 30 days after the date of this prospectus supplement, without the prior written consent of the representatives, not to offer, sell, contract to sell or otherwise dispose of any debt securities that are issued or guaranteed by us and that have a tenor of more than one year.
It is expected that delivery of the debentures will be made against payment therefor on or about November 25, 2020, which will be the fifth business day following the date of pricing of the debentures (such settlement period being herein referred to as T+5). Purchasers of debentures should be aware that the ability to settle secondary market trades of the debentures effected prior to delivery of the debentures may be affected by the T+5 settlement.
In connection with the offering, the underwriters may purchase and sell debentures in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debentures than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debentures while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased debentures sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the debentures. As a result, the price of the debentures may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
CNO estimates that its share of the total expenses of the offering, excluding underwriting discounts, will be approximately $1 million.
CNO has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments
European Economic Area
PRIIPs Regulation / Prohibition of sales to EEA retail investors — The debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling any in scope instrument or otherwise making such instruments available to retail investors in the EEA or in the UK has been prepared. Offering or selling the debentures or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation.
This prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of debentures in the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of the debentures. Accordingly, any person making or intending to make any offer within the EEA or the UK may only do so in circumstances in which no obligation arises for CNO or the underwriters to produce a prospectus for such offer. Neither CNO nor the underwriters have authorized, nor do they authorize, the making of any offer of debentures in circumstances in which an obligation arises for CNO or the underwriters to publish a prospectus for such offer. Neither CNO nor the underwriters have authorized, nor do they authorize, the making of any offer of debentures through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of debentures contemplated in this prospectus supplement and the accompanying prospectus.

United Kingdom
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the debentures in circumstances in which Section 21(1) of the FSMA does not apply to CNO; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the debentures in, from or otherwise involving the UK.

Hong Kong
The debentures may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Switzerland
The debentures have not and will not be registered with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the debentures being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the debentures have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the debentures offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The debentures may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the debentures are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debentures may not be circulated or distributed, nor may the debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the debentures under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the debentures under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), CNO has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the debentures are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The debentures have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The debentures may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Canada
The debentures may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF SECURITIES
The validity of the debentures offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to the offering of the debentures will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CNO Financial Group, Inc.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer and sell, from time to time, in one or more offerings, any of the following securities:
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debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

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shares of our common stock;

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shares of our preferred stock;

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depositary shares;

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warrants to purchase our debt, common or preferred equity securities;

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purchase contracts;

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units; or

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any combination of these securities.

In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.
Our common stock is listed on the New York Stock Exchange under the symbol “CNO.” Each prospectus supplement will indicate if the securities offered thereby will be listed on a securities exchange.
This prospectus provides a general description of these securities. We will provide the specific terms of the securities, including the names of any selling stockholders, if applicable, in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any applicable prospectus supplement, carefully before you invest.
Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K (as it may be updated in any subsequently filed quarterly reports on Form 10-Q) filed with the Securities and Exchange Commission.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 10, 2018.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the names of any selling stockholders, if applicable, and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. We also include in the prospectus supplement or any free writing prospectus where applicable, information about material United States federal income tax considerations relating to the securities. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement and any free writing prospectus, you should rely on the information in the prospectus supplement and any free writing prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information” below.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus filed with the SEC. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus, unless otherwise specified or unless the context indicates otherwise, references in this prospectus to:
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“CNO” or the “holding company” refer only to CNO Financial Group, Inc. on an unconsolidated basis. Prior to its name change in May 2010, CNO was formerly known as Conseco, Inc., a Delaware corporation. CNO became the successor to Conseco, Inc., an Indiana corporation (our “Predecessor”), in connection with our bankruptcy reorganization which became effective on September 10, 2003; and

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“CNO Financial Group,” the “Company,” “we,” “us,” and “our” refer to CNO and its subsidiaries on a consolidated basis or, when the context requires otherwise, our Predecessor and its subsidiaries on a consolidated basis.

References to “this prospectus” refer to this prospectus and any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
CNO files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including CNO. CNO’s common stock is listed and trading on the New York Stock Exchange (the “NYSE”) under the symbol “CNO.” These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities covered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities covered by this prospectus, reference is made to the registration statement and to the exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are necessarily not complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respect by reference to the document to which it refers.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
In this prospectus, CNO “incorporates by reference” the information that it files with the SEC, which means that CNO can disclose important information to you by referring you to a document that it filed with the SEC. The information so incorporated by reference is considered to be a part of this prospectus, and information that CNO files later with the SEC will automatically update and supersede this information. Any information contained in this prospectus updates and, where applicable, supersedes the information in the documents incorporated by reference herein listed below. CNO incorporates by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any Current Reports on Form 8-K containing any disclosure pursuant to Item 2.02 or Item 7.01 unless otherwise indicated), after the date of this prospectus and until the settlement of the offering(s) to which this prospectus relates:
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Annual Report on Form 10-K for the year ended December 31, 2017 (including portions of our Definitive Proxy Statement on Schedule 14A filed on March 28, 2018 that are incorporated by reference into Part III of our 2017 Form 10-K);

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2018; and

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Current Report on Form 8-K filed on May 9, 2018 (excluding Item 7.01 and related Exhibit 99.1).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
CNO will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to CNO at Investor Relations, CNO Financial Group, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032, phone number (317) 817-2893. You may also obtain the documents incorporated by reference into this prospectus as of the date hereof at CNO’s website, www.cnoinc.com. All other information contained on or accessible through CNO’s website is not a part of this document.

FORWARD-LOOKING STATEMENTS
Our statements, trend analyses and other information contained in this prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic,” “guidance,” “outlook” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
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changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products;

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expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products;

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general economic, market and political conditions and uncertainties, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so;

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the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject;

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our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products;

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our ability to obtain adequate and timely rate increases on our health products, including our long-term care business;

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the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries;

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mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products;

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changes in our assumptions related to deferred acquisition costs or the present value of future profits;

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the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value;

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changes to our estimates of the impact of comprehensive federal tax legislation related to the Tax Cuts and Jobs Act;

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our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service;

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changes in accounting principles and the interpretation thereof;

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our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements;

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our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems;

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performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges);

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our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition;

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our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs;

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changes in capital deployment opportunities;

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our ability to maintain effective controls over financial reporting;

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our ability to continue to recruit and retain productive agents and distribution partners;

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customer response to new products, distribution channels and marketing initiatives;

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our ability to achieve additional upgrades of the financial strength ratings of CNO and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital, and the cost of capital;

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regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the calculation of risk-based capital and minimum capital requirements, and payment of dividends and surplus debenture interest to us; regulation of the sale, underwriting and pricing of products; and health care regulation affecting health insurance products;

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changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets;

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availability and effectiveness of reinsurance arrangements, as well as the impact of any defaults or failure of reinsurers to perform;

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the amount we may need to pay to a reinsurer and the earnings charge we may incur in connection with a long-term care reinsurance transaction;

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the performance of third party service providers and potential difficulties arising from outsourcing arrangements;

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the growth rate of sales, collected premiums, annuity deposits and assets;

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interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

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events of terrorism, cyber attacks, natural disasters or other catastrophic events, including losses from a disease pandemic;

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ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and

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the risk factors or uncertainties listed from time to time in our filings with the SEC.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

OUR COMPANY
CNO is a holding company for a group of insurance companies operating throughout the United States that develop, market and administer health insurance, annuity, individual life insurance and other insurance products.
We focus on serving middle-income pre-retiree and retired Americans, which we believe are attractive, underserved, high growth markets. We sell our products through three distribution channels: career agents, independent producers (some of whom sell one or more of our product lines exclusively) and direct marketing.
The Company manages its business through the following operating segments: Bankers Life, Washington National and Colonial Penn, which are defined on the basis of product distribution; and corporate operations, comprised of holding company activities and certain noninsurance company businesses. In the fourth quarter of 2016, we began reporting the long-term care block recaptured from Beechwood Re Ltd. effective September 30, 2016, as an additional business segment.
Our insurance segments are described below:
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Bankers Life, which markets and distributes Medicare supplement insurance, interest-sensitive life insurance, traditional life insurance, fixed annuities and long-term care insurance products to the middle-income senior market through a dedicated field force of career agents, financial and investment advisors, and sales managers supported by a network of community-based sales offices. The Bankers Life segment includes primarily the business of Bankers Life and Casualty Company. Bankers Life also has various distribution and marketing agreements with other insurance companies to use Bankers Life’s career agents to distribute Medicare Advantage and prescription drug plan products in exchange for a fee.

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Washington National, which markets and distributes supplemental health (including specified disease, accident and hospital indemnity insurance products) and life insurance to middle-income consumers at home and at the worksite. These products are marketed through Performance Matters Associates, Inc., a wholly owned subsidiary, and through independent marketing organizations and insurance agencies including worksite marketing. The products being marketed are underwritten by Washington National Insurance Company (“Washington National”). This segment’s business also includes certain closed blocks of annuities and Medicare supplement policies which are no longer being actively marketed by this segment and were primarily issued or acquired by Washington National.

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Colonial Penn, which markets primarily graded benefit and simplified issue life insurance directly to customers in the senior middle-income market through television advertising, direct mail, the internet and telemarketing. The Colonial Penn segment includes primarily the business of Colonial Penn Life Insurance Company.

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Long-term care in run-off consists of the long-term care business that was recaptured due to the termination of certain reinsurance agreements effective September 30, 2016. This business is not actively marketed and was issued or acquired by Washington National and Bankers Conseco Life Insurance Company.

Our common stock is publicly traded on the New York Stock Exchange under the symbol “CNO.”
CNO is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and our telephone number is (317) 817-6100. Our website is www.CNOinc.com. Information on or accessible through our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS
Our business is subject to uncertainties and risks. Before deciding whether to purchase any of our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity, results of operations or prospects could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. During the periods indicated, we had no outstanding shares of preferred stock, and accordingly, our ratio of earnings to fixed charges is the same as our ratio of earnings to fixed charges and preferred dividends for all periods indicated.
Earnings available for fixed charges consist of pre-tax income from operations and fixed charges. Fixed charges consist of interest expense on corporate debt, interest expense on investment borrowings and borrowings related to variable interest entities, interest added to policyholder account balances and the interest portion of rental expense (which is estimated to be 33% of rental expense).
	Year Ended December 31,					Three Months Ended March 31, 2018
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges	1.87x	1.62x	2.59x	2.43x	2.94x	2.71x

USE OF PROCEEDS
Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. In the case of a sale of our common stock by any selling stockholders, we will not receive any of the proceeds from such a sale.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities and the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture between us and U.S. Bank National Association, as trustee under which the debt securities will be issued. We have filed the indenture governing debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt or our subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture (see “— Consolidation, Merger or Sale” below), the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
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the title of the series of debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the series of debt securities;

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whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

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the terms and conditions, if any, upon which the series of debt securities will be convertible into or exchangeable for other securities;

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whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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the maturity date(s);

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

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the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

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provisions related to redemption or early repayment of the debt securities of our option;

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provisions related to notice of redemption, which such notice may, at our discretion, be subject to satisfaction of one or more conditions precedent (including, but not limited to, the completion of a transaction or an event such as an equity offering, debt offering or change of control of the Company);

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our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the authorized denominations;

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the form of the debt securities and whether the debt securities will be issued in definitive or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

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any depositaries, interest rate calculation agents, bid solicitation agents, conversion or exchange agents, exchange rate calculation agents or other agents with respect to the debt securities;

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any changes in the trustee for such debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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whether any underwriter(s) will act as market maker(s) for the debt securities;

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the extent to which a secondary market for the debt securities is expected to develop;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

The applicable prospectus supplement will discuss certain U.S. federal income tax considerations for holders of any debt securities, if any, and the securities exchange or quotation system on which any debt securities are to be listed or quoted, if any.

Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange rate and conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange rate; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing entity or (2) the successor person is a corporation, trust, limited liability company, partnership or other entity organized under the laws of the United States or any State thereof or the District of Columbia that expressly assumes our obligations under each series of debt securities and the indenture. In addition, we cannot complete such transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we shall not be discharged from all our obligations under the debt securities and the indenture except in the case of the sale of all of our assets.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or sale, lease or transfer or other disposition of all or substantially all of our assets.
The applicable prospectus supplement will describe any modifications of this covenant.
Events of Default
The term “Event of Default,” when used in the indenture with respect to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, means any of the following:
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failure to pay interest for 30 days after the date payment is due and payable;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, upon any repurchase, by declaration or otherwise;

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failure to make sinking fund payments, if any, when due in respect of that series;

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failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

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certain events in bankruptcy or insolvency relating to us; or

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any other Event of Default provided in the applicable officers’ certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.
If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series)

of and interest on all of the debt securities of such series to be due and payable immediately. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.
If an Event of Default relating to certain events in our bankruptcy or insolvency occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:
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the holder has previously given to the trustee written notice of default and continuance of such default;

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the holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

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the requesting holders have offered the trustee indemnity and security satisfactory to it for expenses and liabilities that may be incurred by bringing the action satisfactory to the trustee;

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the trustee has not instituted the action within 60 days of the request; and

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the trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, we will be required to notify the trustee in writing within 30 days following knowledge of the occurrence of any such default.
Transfer and Exchange
Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the subheading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Discharge, Defeasance and Covenant Defeasance
Discharge.   The indenture provides that we may be discharged from any and all obligations in respect of the debt securities of any series. We will be so discharged if the applicable series of debt securities either has become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that will provide money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, in accordance with the terms of the indenture and those debt securities.
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This defeasance may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
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delivering to the trustee an opinion of counsel to the effect that the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
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secure any debt securities (or provide additional collateral) and provide the terms and conditions for the release or substitution of the security (or additional collateral);

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evidence the assumption by a successor person of our obligations;

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make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the holders’ rights thereunder in any material respect or to surrender any right or power conferred upon us under the indenture;

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provide for addition of guarantees for the benefit of debt securities of any series or add a guarantor or an additional obligor under the indenture;

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add any additional Events of Default;

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cure any ambiguity or correct any inconsistency or defect in the indenture;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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provide for uncertificated securities in addition to or in place of certificated securities;

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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eliminate any conflict between the terms of the indenture and the Trust Indenture Act;

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provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

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conform any provision of the indenture, the securities of any series or any related security documents to the description of such securities contained in the prospectus, the applicable prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series.

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The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium, if any, or interest, if any, on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning our Relationship with the Trustee
From time to time, we and our subsidiaries may maintain ordinary banking and credit relationships with U.S. Bank National Association and its affiliates.

DESCRIPTION OF CAPITAL STOCK
Our amended and restated certificate of incorporation authorizes us to issue 8,000,000,000 shares of common stock, par value $0.01 per share, and 265,000,000 shares of preferred stock, par value $0.01 per share. Of the authorized preferred shares, 2,000,000 are designated as Series D Junior Participating Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”). See “— Preferred Stock” and “— Third Amended Rights Agreement” below.
The following description of our capital stock is a summary. You should keep in mind, however, that it is our amended and restated certificate of incorporation, including any certificates of designations that are a part of our amended and restated certificate of incorporation, and our amended and restated by-laws and Delaware law, and not this summary, which define your rights as a security holder. There may be other provisions in these documents that are also important to you. You should read these documents for a full description of the terms of our capital stock.
Common Stock
Our common stock is listed on the NYSE under the symbol “CNO.” American Stock Transfer and Trust Company, LLC is the transfer agent and registrar for our common stock. All outstanding shares of common stock are fully paid and non-assessable.
In accordance with our Third Amended Rights Agreement (defined below), each of our outstanding shares of common stock has associated with it the right to purchase a one one-thousandth of a share of our Series D Preferred Stock and each share of common stock that we issue prior to the earlier of (i) the date the preferred share purchase rights become exercisable and (ii) the expiration date of the Third Amended Rights Agreement, will be issued with an associated preferred share purchase right. See “— Third Amended Rights Agreement” below.
Dividends.   Except as otherwise provided by Delaware law or our amended and restated certificate of incorporation, and subject to all rights and preferences of holders of any outstanding shares of preferred stock, holders of common stock share ratably in all dividends and distributions, whether upon liquidation or dissolution or otherwise.
Voting.   Except as otherwise provided by Delaware law or our amended and restated certificate of incorporation and subject to the rights of holders of any outstanding shares of preferred stock, all of the voting power of our stockholders is vested in the holders of our common stock, and each holder of common stock has one vote for each share held by such holder on all matters voted upon by our stockholders.
Notwithstanding the voting rights granted to holders of common stock and preferred stock in our amended and restated certificate of incorporation or in any certificate of designations relating to any preferred stock, the voting rights of any stock held by any holder as of September 10, 2003, the effective date of our predecessor company’s plan of reorganization, are automatically reduced with respect to any particular stockholder vote or action by written consent to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any of our direct or indirect insurance company subsidiaries, provided that no such reduction reduces such voting rights, without such holder’s written consent:
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by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all stock entitled to vote or consent with respect to such vote or action, or

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to the extent that such holder’s acquisition of control or deemed acquisition of control of our direct and indirect insurance company subsidiaries has been approved under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to our direct and indirect insurance company subsidiaries.

Board of Directors.   Except as otherwise provided in our amended and restated certificate of incorporation or any duly authorized certificate of designations of any series of preferred stock, directors are elected in accordance with the procedures and requirements prescribed by our amended and restated by-laws. Our amended and restated by-laws provide that, except in the case of vacancies and newly created directorships resulting from any increase in the total number of directors, each director shall be elected by the vote of the majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) with respect to the directors at any meeting for the election of directors at which a quorum is present, provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.
Other.   Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Except as contemplated by our Third Amended Rights Agreement, holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. Shares of our common stock are not subject to calls or assessments.
Preferred Stock
Each of our outstanding shares of common stock has associated with it the right to purchase a one one-thousandth of a share of our Series D Preferred Stock and each share of common stock that we issue prior to the earlier of the date such preferred share purchase rights become exercisable and the expiration date of the Third Amended Rights Agreement will be issued with an associated preferred share purchase right. See “— Third Amended Rights Agreement” below.
Third Amended Rights Agreement
On October 3, 2017 CNO entered into a Third Amended and Restated Section 382 Rights Agreement, dated as of October 3, 2017 (as amended, the “Third Amended Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), which became effective on November 13, 2017. Our board of directors had previously declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock that was paid to the stockholders of record as of the close of business on January 30, 2009 pursuant to that certain Section 382 Rights Agreement, dated as of January 20, 2009 (the “Original Rights Agreement”), which was amended and restated by that certain Amended and Restated Section 382 Rights Agreement, dated December 6, 2011 (the “First Amended Rights Agreement”), as further amended by the Second Amended and Restated Section 382 Rights Agreement, dated November 13, 2014 (the “Second Amended Rights Agreement”), each between the Company and the Rights Agent. The following summary of the Third Amended Rights Agreement and the Rights is not complete. You should read the Third Amended Rights Agreement, which is an Exhibit to our Current Report on Form 8-K filed on October 4, 2017 for a full description of its terms.
The Third Amended Rights Agreement is intended to help protect the Company’s tax net operating loss carryforwards (“NOLs”). Our board of directors may redeem the Rights, as discussed more fully below. The Third Amended Rights Agreement is intended to act as a deterrent to any person (other than an Exempted Person (as defined below) or any person who has the status of a Threshold Holder (as defined below) on the date of the Third Amended Rights Agreement so long as such person does not increase its ownership above an additional 1% of Company 382 Securities (as defined below) then outstanding) from becoming or obtaining the right to become, a person who or which, together with all affiliates and associates of such person, is the beneficial owner of 4.99% or more of the shares of our common stock or any other class of Company 382 Securities then outstanding (each such person, a “Threshold Holder”), without the approval of our board of directors.
The Rights.   Pursuant to the Third Amended Rights Agreement, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series D Preferred Stock of the Company at a price of $90.00 per one one-thousandth of a share of Series D Preferred Stock (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are as set forth in the Third Amended Rights Agreement.
Until the close of business on the earlier of (i) the tenth business day after the first date of a public announcement that a person (other than an Exempted Person or Grandfathered Person (as defined below)) or group of affiliated or associated persons (an “Acquiring Person”) has become a Threshold Holder or (ii) the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person (other than an Exempted Person) becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced by the shares of our common stock represented by the certificates for our common stock or uncertificated book entry shares outstanding as of the record date, together with a copy of the summary of rights disseminated in connection with the original dividend of Rights.
The Third Amended Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), new common stock certificates issued after the record date will contain a notation incorporating the Third Amended Rights Agreement by reference and, with respect to any uncertificated book entry shares issued after the record date, proper notice will be provided that incorporates the Third Amended Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of shares of our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of our common stock (or uncertificated book entry shares) outstanding as of the record date, even without a notation incorporating the Third Amended Rights Agreement by reference (or such notice, in the case of uncertificated book entry shares) or a copy of the summary of rights included in connection with the Third Amended Rights Agreement, will also constitute the transfer of the Rights associated with the shares of our common stock represented by such certificate or uncertificated book entry shares, as the case may be. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
Certain Definitions
“Approved Acquisition” shall mean (i) any acquisition of Company 382 Securities that would cause a person to qualify as a Threshold Holder and that is approved in advance by our board of directors, or (ii) a conversion (or other exchange) of Company 382 Securities for other Company 382 Securities where such conversion (or other exchange) does not increase the beneficial ownership in the Company by any person for purposes of Section 382 (defined below).
“Company 382 Securities” shall mean our common stock and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)) (“Section 382”).
“Exempted Person” shall mean (i) the Company, (ii) any subsidiary of the Company, (in the case of subclauses (i) and (ii) including, without limitation, in its fiduciary capacity), (iii) any employee benefit plan or compensation arrangement of the Company or of any subsidiary of the Company, (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Company 382 Securities to the extent organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan or for the purpose of funding any such employee benefit plan or compensation arrangement, (v) any person (together with its affiliates and associates) whose status as a Threshold Holder will, in the sole judgment of our board of directors, not jeopardize or endanger the availability to the Company of its NOLs to be used to offset its taxable income in such year or future years (but in the case of any person determined by our board of directors to be an Exempted Person pursuant to this subparagraph (v) only for so long as such person’s status as a Threshold Holder continues not to jeopardize or endanger the availability of such NOLs, as determined by our board of directors in its good faith discretion) or (vi) any person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by our board of directors, any person who or which acquires Company 382 Securities from any such person.
“Grandfathered Person” shall mean any person who or which, together with all affiliates and associates of such person, was as on November 13, 2017, the beneficial owner of 4.99% or more of the Company 382 Securities outstanding on such date, unless and until such time as such person after the date of the Third Amended Rights Agreement acquires beneficial ownership of additional shares or other interests in Company 382 Securities representing more than 1% of the Company 382 Securities then outstanding. Any Grandfathered Person who, together with all of its affiliates and associates, subsequently becomes the beneficial owner of less than 4.99% of the Company 382 Securities shall cease to be a Grandfathered Person.

Exercisability.   The Rights will not be exercisable until the Distribution Date.
Transfer.   Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.
Expiration.   The Rights are not exercisable until the Distribution Date and will expire at the earlier of (i) the close of business on November 13, 2020, (ii) the repeal of Section 382 or any successor statute if our board of directors determines that the Third Amended Rights Agreement is no longer necessary for the preservation of tax benefits or (iii) the beginning of a taxable year of the Company to which our board of directors determines that no tax benefits may be carried forward (the “Final Expiration Date”), subject to (x) the extension of the Third Amended Rights Agreement by our board of directors by the amendment of the Third Amended Rights Agreement or (y) the redemption or exchange of the Rights by the Company, as described below.
Adjustments.   The Purchase Price payable, and the number of shares of Series D Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series D Preferred Stock, (ii) upon the grant to holders of the Series D Preferred Stock of certain rights or warrants to subscribe for or purchase Series D Preferred Stock at a price, or securities convertible into Series D Preferred Stock with a conversion price, less than the then current market price of the Series D Preferred Stock or (iii) upon the distribution to holders of the Series D Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series D Preferred Stock) or of subscription rights or warrants (other than those referred to above).
The Rights are also subject to adjustment in the event of a stock dividend on our common stock payable in shares of our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the Distribution Date.
Junior Participating Preferred Stock.   Shares of Series D Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series D Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1 per share and (b) an amount equal to 1,000 times the dividend declared per share of our common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series D Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate 1,000 times the payment made per share of our common stock. Each share of Series D Preferred Stock will have 1,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are converted or exchanged, each share of Series D Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.
In the event that the quarterly dividends or certain other dividends or distributions payable on the Series D Preferred Stock are in arrears, until such accrued and unpaid dividends or distributions are paid, the company may not redeem, purchase or declare and pay dividends on our common stock or preferred stock on parity with the Series D Preferred Stock.
Because of the nature of the Series D Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series D Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.
Effects of Triggering Events.   In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of our common stock and/or other securities or property having a market value of two times the Purchase Price.
In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.
At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of our common stock or the occurrence of an event described in the prior paragraph, our board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, or a fractional share of Series D Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series D Preferred Stock or our common stock will be issued (other than fractions of Series D Preferred Stock which are integral multiples of one one-thousandth of a share of Series D Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series D Preferred Stock or our common stock on the last trading day prior to the date of exercise.
Redemption.   At any time prior to the time an Acquiring Person becomes such, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of adoption of the Third Amended Rights Agreement (the “Redemption Price”) payable, at the option of the Company, in cash, shares of our common stock or such other form of consideration as our board of directors shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendments.   For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Third Amended Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Third Amended Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
NOL Protective Amendment to our Certificate of Incorporation
On May 4, 2016 our stockholders approved an amendment to our amended and restated certificate of incorporation (the “NOL Protective Amendment”). The NOL Protective Amendment seeks to preserve the value of our NOLs by restricting any direct or indirect transfer if the effect would be to:
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increase the direct or indirect ownership of our stock by any person (or public group) from less than 4.99% to 4.99% or more of our common stock; or

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increase the percentage of our common stock owned directly or indirectly by a person (or public group) owning or deemed to own 4.99% or more of our common stock.

Transfers included under the transfer restrictions include sales to persons whose resulting percentage ownership (direct or indirect) of common stock would exceed the 4.99% thresholds discussed above, or to persons whose direct or indirect ownership of common stock would by attribution cause another person to exceed such threshold. The transfer restrictions include the right to require a proposed transferee, as a condition to registration of a transfer of common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our common stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our common stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.
To the extent permitted by law, any shareholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by us as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.
Our board of directors may establish, modify, amend or rescind by-laws, regulations and procedures of CNO for purposes of determining whether any transfer of common stock would jeopardize our ability to preserve and use the NOLs.
The NOL Protective Amendment will expire on the earlier of (i) July 31, 2019, (ii) our board of directors’ determination that the NOL Protective Amendment is no longer necessary for the preservation of the NOLs because of the repeal of Section 382 or any successor statute or (iii) the beginning of a taxable year to which our board of directors determines that no NOLs may be carried forward. The board of directors is also permitted to accelerate the expiration date of the transfer restrictions in the event of a change in the law if it determines in writing that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of tax benefits.
Additional Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws
In addition to shares of Series D Preferred Stock authorized in connection with our Third Amended Rights Agreement and our NOL Protective Amendment to our amended and restated certificate of incorporation, our amended and restated certificate of incorporation and amended and restated by-lawscontain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing our future takeover or change of control unless the takeover or change of control is approved by our board of directors. These provisions may also render the removal of the current board of directors and of management more difficult. These provisions include:
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advance notice requirements for stockholder proposals and nominations; and

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the authority of our board of directors to issue, without stockholder approval, certain series of preferred stock with such terms as the board of directors may determine.

Anti-Takeover Effects of Certain Insurance Laws
The insurance laws and regulations of the jurisdictions in which we or our insurance subsidiaries do business may impede or delay a business combination involving us. State insurance holding company laws and regulations applicable to us generally provide that no person may acquire control of a company, and thus indirect control of its insurance subsidiaries, unless the person has provided required information to, and the acquisition is approved or not disapproved by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the voting power of our capital stock would be presumed to have acquired control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares.
The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.
General
We may choose to offer from time to time fractional interests in our debt securities and shares of our common stock or preferred stock. If we do so, we will issue fractional interests in our debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a share of common stock, a fraction of a share of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.
We will deposit the debt securities, and shares of common stock and preferred stock represented by depositary shares under a deposit agreement between us and a depositary, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the debt securities, common stock or preferred stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.
Redemption of Depositary Shares
If we redeem a debt security, common stock or a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 15, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.
Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock
Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.
We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.
We may issue warrants to purchase debt or common or preferred equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:
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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the price or prices at which the warrants will be issued;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the terms of any mandatory or optional redemption provisions relating to the warrants;

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the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

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if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

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the identity of the warrant agent;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants which may be exercised at any time; and

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information with respect to book-entry procedures, if any.

Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or common or preferred equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the debt or common or preferred equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue from time to time purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities, shares of common stock or preferred stock, or other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preferred stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of any purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.
DESCRIPTION OF UNITS
We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any applicable prospectus supplement will describe:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, purchase contracts and units being offered directly to one or more purchasers, through agents, to or through underwriters, brokers or dealers, or through a combination of any such methods of sale. In addition, certain selling stockholders may, from time to time, offer and sell shares of our common stock or preferred stock, in each case, in amounts, at prices and on terms that will be determined at the time of any such offering. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may offer and sell securities from time to time to certain of our pension plans. The applicable prospectus supplement will set forth the terms of the offering, including the names of any selling stockholders, underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or the selling stockholders from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. The maximum compensation to be received by any participating Financial Industry Regulatory Authority (“FINRA”) member will not be greater than 8% for the sale of any securities being registered pursuant to SEC Rule 415 under this prospectus. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may also sell securities upon the exercise of rights that may be distributed to security holders.
Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of securities, we and/or the selling stockholders may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If we and/or the selling stockholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.
We and/or the selling stockholders may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We will identify the specific plan of distribution, including any selling stockholders, underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement. In case of any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

VALIDITY OF THE SECURITIES
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities will be passed upon for us by our counsel, Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of CNO Financial Group, Inc. for the year ended December 31, 2017 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$150,000,000
CNO Financial Group, Inc.
5.125% Subordinated Debentures due 2060

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